Exhibit 99.1

Syntax-Brillian Corporation Announces Preliminary Results for the Quarter Ended
                               December 31, 2006

        Company Expects to Report Record Revenue and Unit Shipments with
      Gross Margins near the Top of Previously Estimated Range. Significant
                   Balance Sheet Restructuring Also Detailed.

    TEMPE, Ariz.--(BUSINESS WIRE)--Jan. 8, 2007--Syntax-Brillian
Corporation (Nasdaq:BRLC), one of the fastest-growing manufacturers of HDTVs in North America, announced today preliminary revenue results for its second fiscal quarter ended December 31, 2006.

    "During the quarter ended December 31, 2006 we had record revenue and unit shipments" said Wayne Pratt, Syntax-Brillian's Executive Vice President and Chief Financial Officer. "While the results of the quarter have not yet been finalized, we believe that consolidated revenue for the quarter, including the revenue from Vivitar, will be above $240 million with LCD TV shipments in excess of 350,000 units. Additionally, we believe that gross margins will be in the top half of the range of 15% to 17% that we had previously forecasted," he continued.

    In addition to the revenue update, Syntax-Brillian reported that significant balance sheet restructuring took place during the December quarter. During the quarter ended December 31, 2006, the following events occurred:

    -- Increased availability under the line of credit from Preferred Bank from $33 million to $67 million.

    --  Obtained $15 million of borrowing capacity from CIT.

    -- Obtained $20 million line of credit for the Vivitar subsidiary.

    --  Retired $4.075 million face value of 9% Senior Secured
        Debentures.

    -- Converted all remaining convertible debentures to common stock.

    -- Converted $5.4 million face value of 6% redeemable, convertible preferred stock to common stock. Only $9.6 million face value remains outstanding.

    --  Sold 1,293,661 shares of common stock for $10 million of cash.

    As a result of the significant amount of conversions of convertible debentures and preferred stock into common stock and the retirement of the 9% Senior Secured Debentures, non-cash interest expense for the quarter was approximately, $5.7 million.

    Syntax-Brillian expects to report its financial results for the quarter ended December 31, 2006 on or shortly after February 7, 2007.

    About Syntax-Brillian Corporation

    Syntax-Brillian Corporation (www.syntaxbrillian.com) is one of the world's leading manufacturers and marketers of LCD and LCoS(TM) HDTVs, digital cameras, and microdisplay entertainment products.

    The company's lead products include its Olevia brand (www.olevia.com) high definition widescreen LCD and LCoS televisions -- one of the fastest growing global TV brands -- and Vivitar brand (www.vivitar.com) digital still and video cameras. Syntax-Brillian has built an Asian supply chain coupled with an international manufacturing and distribution network to support worldwide retail sales channels and position the company as a market leader in consumer digital entertainment products.

    Brillian, LCoS and Vivitar are trademarks or registered trademarks of Syntax-Brillian Corporation. All other trademarks are the property of their respective owners.

    Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and Syntax-Brillian intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, but are not limited to, statements regarding (i) the amount of revenue and gross margin to be reported for the quarter ended December 31, 2006, (ii) the amount of non-cash interest expense to be reported for the quarter ended December 31, 2006, and (iii) the expected date of reporting financial results for the quarter ended December 31, 2006. Syntax-Brillian cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include (a) changes in estimates related to revenue and sales returns and allowances; (b) changes in estimates related to cost of sales and related vendor credits; (c) the ability to generate, analyze, and provide appropriate accounting data to the Company's auditors in a timely manner in order to complete the quarterly review; and (e) other risks as detailed in the Company's Annual Report on Form 10-K for the year ended June 30, 2006.

    CONTACT: Syntax-Brillian Corporation
             Mr. Wayne Pratt, Executive Vice President, CFO
             602-389-8797
             wayne.pratt@syntaxbrillian.com